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                    SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C.  20549


                                  FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(B) OR (G) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


                        FIRST LINCOLN BANCSHARES INC.
            (Exact name of registrant as specified in its charter)



DELAWARE                                       (applied for)
--------                                       -------------
(state of incorporation or organization)       (IRS Employer Identification No.)


13th and "N" Streets, Lincoln, Nebraska         68508
---------------------------------------         -----
(Address of principal executive offices)        (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class                   Name of each exchange on which
          to be so registered                   each class is to be registered

COMMON STOCK,  PAR VALUE  $.01 PER SHARE            American Stock Exchange
----------------------------------------            -----------------------


          If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.
[ X ]
          If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.
[   ]
          Securities Act registration statement file number to which this form relates: 333-42197.
         ---------

Securities to be registered pursuant to Section 12(g) of the Act:

                               Not Applicable
                            --------------------
                              (Title of class)



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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          Incorporated by reference to the portion of the Prospectus under the heading "Description of Capital Stock of the Company," filed on December 12, 1997 as part of the Registrant's Registration Statement on Form S-1, No. 333-42197.

ITEM 2.      EXHIBITS.

       1. Copies of all constituent instruments defining the rights of all the holders of each class of such securities, including any contracts or other documents which limit or qualify the rights of such holders.

             (a)    Certificate of Incorporation

                    Incorporated by reference to Exhibit 3.1 to Registrant's Registration Statement on Form S-1, No. 333-42197, filed on December 12, 1997.

              (b)   Bylaws

                    Incorporated by reference to Exhibit 3.2 to Registrant's Registration Statement on Form S-1, No. 333-42197, filed on December 12, 1997.

              (c)   Plan of Conversion

                    Incorporated by reference to Exhibit 2.1 to Registrant's Registration Statement on Form S-1, No. 333-42197, filed on December 12, 1997.

          2. A copy of the security to be registered hereunder is incorporated by reference to Exhibit 4.0 to Registrant's Registration Statement on Form S-1, No. 333-42197, filed on December 12, 1997.





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          Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                     FIRST LINCOLN BANCSHARES INC.
                                     -----------------------------
                                             (Registrant)


                                     Date:   February 2, 1998



                                     By:   /s/ Gilbert G. Lundstrom
                                           ------------------------
                                           Gilbert G. Lundstrom
                                           President and Chief Executive Officer